Exhibit 10.36

CONVERTIBLE PROMISSORY NOTE

$9,000,000.00	New York, New York
September 3, 2024

FOR VALUE RECEIVED, the undersigned, CAMSTON WRATHER SUB CO., LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”), hereby unconditionally promises to pay to EVOLUTION METALS LLC, a Delaware limited liability company or its registered assigns (the “Senior Lender”), on the dates and in the amounts specified in the Credit Agreement (as hereinafter defined), the principal amount of NINE MILLION AND 0/100 DOLLARS ($9,000,000.00) or such lesser amount as shall equal the principal amount of all Senior Loans made by the Senior Lender pursuant to the Credit Agreement, dated as of August 17, 2021 (as amended, restated, supplemented and otherwise modified from time to time the “Credit Agreement”), by and among the Borrower, CAMSTON WRATHER LLC, a limited liability company organized under the laws of the State of Delaware, the other Guarantors party thereto, the Lenders party thereto, and Macquarie Energy North America Trading Inc., as the administrative agent (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”) and collateral agent. Capitalized terms used but not defined in this Convertible Promissory Note have the meanings assigned to them in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Senior Loan evidenced hereby from the date such Senior Loan is made until such principal amount is paid in full, at such interest rates and on such dates and terms as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Senior Lender in Dollars in immediately available funds at the Administrative Agent’s office at Macquarie Energy North America Trading Inc., 660 Fifth Avenue, New York, New York,10103, or such other address as the Administrative Agent may from time to time notify the Senior Lender.

The Senior Lender is authorized to record the date and amount of each Senior Loan made by the Senior Lender, the date and amount of each repayment or prepayment of principal thereof, and the amount of unpaid principal with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error, provided that the failure of the Senior Lender to make such recordation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement in respect of the Senior Loans made by the Senior Lender.

This Convertible Promissory Note is one of the Convertible Promissory Notes referred to in the Credit Agreement relating to Senior Loans and is entitled to the benefits thereof. This Convertible Promissory Note is secured by and entitled to the benefits of the Security Documents.

This Convertible Promissory Note may be prepaid or required to be prepaid in whole or in part as provided in the Credit Agreement. If an Event of Default shall have occurred and is continuing, all amounts then remaining unpaid on this Convertible Promissory Note may become, or may be declared to be, immediately due and payable, as provided in the Credit Agreement.

All, but not less than all, of the outstanding principal amount of this Convertible Promissory Note (excluding any interest that has been added to the principal amount of this All, but not less than all, of the outstanding principal amount of this Convertible Promissory Note (excluding any interest that has been added to the principal amount of this Convertible Promissory Note) shall, only upon receipt of a written notice from the Senior Lender, convert in whole, without any further action by the Senior Lender (other than to surrender this Convertible Promissory Note and deliver documentation reasonably requested by Holdings, including a joinder agreement to the Holdings Operating Agreement), into Class AA Units of the Capital Stock of Holdings at the rate of one Class AA Unit per $1.00; provided, however, that Holdings shall not be required to issue or deliver the Class AA Units into which this Convertible Promissory Note may convert until Senior Lender has surrendered this Convertible Promissory Note and delivered to Holdings such documentation reasonably requested by Holdings. The decision to convert this Convertible Promissory Note shall be made by the Senior Lender in its sole and absolute discretion; provided, however, that a notice of conversion from the Senior Lender shall only be effective if such notice elects to convert all of the Convertible Promissory Notes concurrently. Upon conversion, the holders of Class AA Units shall have all of the rights, benefits and obligations of a holder thereof as set forth in the Holdings Operating Agreement. Notwithstanding anything herein to the contrary, upon such conversion, the outstanding principal amount of this Convertible Promissory Note (including any interest that has been added to the principal amount of this Convertible Promissory Note and any interest that has otherwise accrued) shall be $0 and this Convertible Promissory Note shall be deemed satisfied and terminated with no further obligations of Borrower hereunder.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Convertible Promissory Note.

THIS CONVERTIBLE PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

CAMSTON WRATHER SUB CO., LLC

By:	/s/ Luke Wray
Name:	Luke Wray
Title:	Authorized Signatory